Exhibit 10.220

Execution Version

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 22, 2009

AMONG

RESACA EXPLOITATION, INC.,

AS BORROWER,

RESACA OPERATING COMPANY,

AS GUARANTOR,

CIT CAPITAL USA INC.,

AS ADMINISTRATIVE AGENT

AND

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of December 22, 2009, is among Resaca Exploitation, Inc., a Texas corporation (“Borrower”), Resaca Operating Company, a Texas corporation (the “Guarantor”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and CIT Capital USA Inc., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.            The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of June 26, 2009 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans and extensions of credit available to and on behalf of the Borrower.

B.            The Borrower and the Guarantor have requested and the Administrative Agent and the Lenders have agreed to amend and waive certain provisions of the Credit Agreement.

C.            NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                  Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment.  Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2.                  Amendments to Credit Agreement.

2.1           Amendments to Section 1.1.

(a)     The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Second Amended and Restated Credit Agreement, as amended by that certain First Amendment and as the same may be amended or supplemented from time to time.

(b)      The following definition is hereby added where alphabetically appropriate to read as follows:

“First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of December 22, 2009, among the Borrower, the Guarantor, the Administrative Agent and the Lenders party thereto.

2.2           Monthly Reporting of Cash Balances.  Section 8.2(n) is hereby added which reads as follows:

(n)           Monthly Cash Balances.  Within ten (10) Business Days after the end of each calendar month, a statement of a Responsible Officer certifying that the Borrower had, on a Consolidated basis, aggregate cash and Cash Equivalents on hand as of the last day of the immediately preceding calendar month of not less than $500,000 and attaching statements of the financial institutions or securities intermediaries where such cash and Cash Equivalents are held demonstrating such balance.

2.3           Amendments to Section 9.11.  Section 9.11 is hereby amended to read as follows:

Section 9.11           Financial Covenants.

(a)           Current Ratio.  The Borrower will not permit the ratio of (i) aggregate consolidated current assets (including any amounts available hereunder not dedicated to Approved Development Activities) to (ii) aggregate consolidated current liabilities (excluding current maturities of the Notes) to be less than 1.0 to 1.0 at any time.  For purposes of this calculation the mark-to-market portion of any Hedge Contract shall be excluded from the calculation of both consolidated current assets and consolidated current liabilities.

(b)           Debt to Consolidated EBITDA Ratio.  As of the end of each Fiscal Quarter, commencing December 31, 2009, the Borrower will not permit the ratio of (i) Consolidated Funded Indebtedness (other than Indebtedness permitted under Section 9.1(b)), including the Obligations, to (ii) Consolidated EBITDA, to be greater than (A) 6.5 to 1.0 for the Fiscal Quarter ending December 31, 2009, (B) 6.0 to 1.0 for the Fiscal Quarters ending March 31, 2010 and June 30, 2010, (C) 5.5 to 1.0 for the Fiscal Quarter ending September 30, 2010, and (D) 5.0 to 1.0 for the Fiscal Quarter ending December 31, 2010 and each Fiscal Quarter thereafter; provided that Consolidated EBITDA for the Fiscal Quarters ending December 31, 2009, March 31, 2010, and June 30, 2010 shall be calculated as follows:

(i)            for the Fiscal Quarter ending December 31, 2009, Consolidated EBITDA shall be Consolidated EBITDA for the four-month period ending on such date multiplied by three.

(ii)           for the Fiscal Quarter ending March 31, 2010, Consolidated EBITDA shall be Consolidated EBITDA for the seven-month period ending on such date multiplied by twelve/ sevenths.

(iii)          for the Fiscal Quarter ending June 30, 2010, Consolidated EBITDA shall be Consolidated EBITDA for the ten-month period ending on such date multiplied by 1.2.

Thereafter, Consolidated EBITDA for each Fiscal Quarter shall be calculated using Consolidated EBITDA for the period of four Fiscal Quarters ending on the last day of such Fiscal Quarter.

(c)           Interest Coverage Ratio.  As of the end of each Fiscal Quarter, commencing December 31, 2009, the Borrower will not permit the ratio of (i) Consolidated EBITDA to (ii) cash interest payments (other than interest payments on Indebtedness permitted under Section 9.1(b)) (“Interest Expense”) made during such period, to be less than (A) 1.75 to 1.0 for the Fiscal Quarter ending December 31, 2009, and (B) 2.0 to 1.0 for each Fiscal Quarter thereafter; provided that Consolidated EBITDA and Interest Expense for the Fiscal Quarters ending December 31, 2009, March 31, 2010, June 30, 2010 shall be calculated as follows:

(i)            for the Fiscal Quarter ending December 31, 2009, Consolidated EBITDA and Interest Expense shall be Consolidated EBITDA and Interest Expense for the four-month period ending on such date multiplied by three.

(ii)           for the Fiscal Quarter ending March 31, 2010, Consolidated EBITDA and Interest Expense shall be Consolidated EBITDA and Interest Expense for the seven-month period ending on such date multiplied by twelve/ sevenths.

(iii)          for the Fiscal Quarter ending June 30, 2010, Consolidated EBITDA and Interest Expense shall be Consolidated EBITDA and Interest Expense for the ten-month period ending on such date multiplied by 1.2.

Thereafter, Consolidated EBITDA and Interest Expense for each Fiscal Quarter shall be calculated using Consolidated EBITDA and Interest Expense for the period of four Fiscal Quarters ending on the last day of such Fiscal Quarter.

(d)           Asset Coverage Ratio.  The Borrower will not, as of any date of determination, permit its ratio of Total Reserve Value to Consolidated Funded Indebtedness (other than Indebtedness permitted under Section 9.1(b)), including the Obligations as of such date to be less 1.75 to 1.00.

(e)           G & A Expenses.  The Borrower will not permit the general and administrative expenses of the Borrower and its Subsidiaries on a consolidated basis to exceed $2,500,000 per year for the year following the Closing Date; provided that such general and administrative expenses can be increased by $250,000 each successive 12-month period so long as the Borrower is not in Default under this Section 9.11.  General and administrative expenses for purposes of this Section 9.1(e) shall not include non-cash items or transaction costs, expenses and charges with respect to acquisitions deducted from Consolidated Net Income pursuant to SFAS 141(R), provided that such exclusion from general and administrative expenses for such non-cash items, transaction costs, expenses and charges incurred after December 22, 2009 shall not exceed $400,000 in the aggregate.  For purposes of this Section 9.1(e) any general and administrative expenses incurred by the Borrower on behalf of any related Person and not reimbursed to the Borrower in cash within sixty (60) days after the incurrence thereof shall be included in the general and administrative expenses of the Borrower.

(f)            Minimum Monthly Cash Balance.  As of the close of business on the last day of each calendar month, commencing with the calendar month of January, 2010, the Borrower will not permit its sum of aggregate cash on hand plus Cash Equivalents to be less than $500,000.

Section 3.                  Covenant Waivers.

3.1           The Borrower has informed the Administrative Agent that it is unable to comply with Section 9.11(b) [Debt to Consolidated EBITDA Ratio] and Section 9.11(c) [Interest Coverage Ratio] for the Fiscal Quarter ending September 30, 2009 (the “Designated Defaults”).  Therefore, the Borrower hereby requests, and the Administrative Agent and the Lenders hereby agree to waive the Designated Defaults.  Except as expressly waived herein, all covenants, obligations and agreements of the Borrower contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.

3.2           Neither the execution by the Administrative Agent or the Lenders of this First Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any other defaults which may exist, which may have occurred prior to the Designated Defaults or which may occur in the future under the Credit Agreement and/or the other Loan Documents, or any future defaults of the same provision waived hereunder (collectively “Other Violations”).  Similarly, nothing contained in this First Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations, (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or the Guarantor or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.

Section 4.                  Conditions Precedent.  This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

4.1           The Administrative Agent shall have received from each party hereto, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

4.2           The Administrative Agent shall have received for the ratable benefit of the Lenders (to be shared based upon each Lender’s respective Percentage Share) an amendment and waiver fee equal to $87,500 and all other fees and other amounts due and payable, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).

4.3           At the time of and immediately after giving effect to the terms of this First Amendment, no Default shall have occurred and be continuing.

4.4           The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.                  Miscellaneous.

5.1           Confirmation.  The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

5.2           Ratification and Affirmation; Representations and Warranties.  Each of the Borrower and the Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3           Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.4           NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5           GOVERNING LAW.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.6           Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

5.7           Severability.  Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5.8           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

5.9           RELEASE OF LENDERS.    IN CONSIDERATION OF THIS FIRST AMENDMENT AND, SUBJECT TO THE CONDITIONS STATED HEREIN, EACH OF THE BORROWER AND THE GUARANTOR HEREBY RELEASES, ACQUITS, FOREVER DISCHARGES, AND COVENANTS NOT TO SUE, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, ALONG WITH ALL OF THEIR BENEFICIARIES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THEIR RESPECTIVE HEIRS, EXECUTORS, LEGAL REPRESENTATIVES, ADMINISTRATORS, PREDECESSORS IN INTEREST, SUCCESSORS AND ASSIGNS (EACH INDIVIDUALLY, A “RELEASED PARTY” AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, LIABILITIES, SUITS, OFFSETS AGAINST THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS AND ACTIONS, CAUSES OF ACTION OR CLAIMS FOR RELIEF OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED BY BORROWER OR THE GUARANTOR, WHICH THE BORROWER, THE GUARANTOR, OR ANY SUBSIDIARY MAY HAVE OR WHICH MAY HEREAFTER ACCRUE RELATED TO ANY ACTIONS OR FACTS OCCURRING PRIOR TO THE DATE OF THIS FIRST AMENDMENT AGAINST ANY RELEASED PARTY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING

WHATSOEVER OCCURRING ON OR PRIOR TO THE DATE OF THIS FIRST AMENDMENT, WHICH RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY THE CREDIT AGREEMENT, ANY NOTE, ANY SECURITY DOCUMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY DISBURSEMENTS UNDER THE CREDIT AGREEMENT, ANY NOTES, THE NEGOTIATION OF ANY OF THE CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS, THE TERMS THEREOF, OR THE APPROVAL, ADMINISTRATION, ENFORCEMENT OR SERVICING THEREOF.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

RESACA EXPLOITATION, INC.

By:	/s/ Mary Lou Fry
Name: Mary Lou Fry
Title: Vice President

RESACA OPERATING COMPANY

By:	/s/ Mary Lou Fry
Name: Mary Lou Fry
Title: Vice President

CIT CAPITAL USA INC.,
as the Administrative Agent

By:	/s/ GE Mckean
Name: George E. Mckean
Title: Vice President

CIT BANK,
as a Lender

By:	/s/ Benjamin Haslam
Name: Benjamin Haslam
Title: Authorized Signatory

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

(Resaca Exploitation, Inc.)

NGP CAPITAL RESOURCES COMPANY,
as a Lender

By:	/s/ R. Kelly Plato
R. Kelly Plato, as Senior Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

(Resaca Exploitation, Inc.)